AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This amendment (“Amendment”) to the Transfer Agency and Service Agreement (the “Agreement”) dated as of September 2, 2021 by and between Harbor ETF Trust (“Trust”) and State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) is entered into as of August 11, 2026 (the “Effective Date”).

WHEREAS, Trust and State Street (“Parties”) desire to amend Schedule A of the Agreement; and

WHEREAS, Section 11 of the Agreement requires that all amendments to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HARBOR ETF TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Meredyth A. Whitford-Schultz	By:	/s/ Michael Hug
	Meredyth A. Whitford-Schultz		Michael Hug
	Secretary		Managing Director

SCHEDULE A

Harbor Ares Systematic High Yield ETF

Harbor Ares Systematic Multi-Sector Income ETF

Harbor Long-Term Growers ETF

Harbor Commodity All-Weather Strategy ETF

Harbor Dividend Growth Leaders ETF

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Human Capital Factor US Large Cap ETF

Harbor Human Capital Factor US Small Cap ETF

Harbor Multi-Asset Explorer ETF

Harbor Long-Short Equity ETF

Harbor Disciplined Bond ETF

Harbor AlphaEdge Small Cap Earners ETF

Harbor Active Small Cap ETF

Harbor AlphaEdge Large Cap Value ETF

Harbor PanAgora Dynamic Large Cap Core ETF

Harbor Osmosis Emerging Markets Resource Efficient ETF

Harbor Osmosis International Resource Efficient ETF

Harbor Transformative Technologies ETF

Harbor Emerging Markets Select ETF

Harbor Mid Cap Value ETF

Harbor SMID Cap Value ETF

Harbor Mid Cap Core ETF

Harbor SMID Cap Core ETF

Harbor International Equity ETF

Harbor Emerging Markets Equity ETF

Harbor Alpha Layering ETF

Harbor Active Small Cap Growth ETF

Harbor AI Inflection Strategy ETF

Harbor Active Commodity ETF

Harbor Short Term Treasury ETF

Meta AI Lab Ecosystem ETF

OpenAI Lab Ecosystem ETF

SpaceXAI Lab Ecosystem ETF

Anthropic AI Lab Ecosystem ETF

Google DeepMind AI Lab Ecosystem ETF

Munificent Seven ETF

Harbor AlphaEdge Small Cap Value ETF

Harbor AlphaEdge Small Cap Growth ETF

Harbor AlphaEdge Small Cap Core ETF

Harbor AlphaEdge Mid Cap Value ETF

Harbor AlphaEdge Mid Cap Growth ETF

Harbor AlphaEdge Mid Cap Core ETF